Exhibit 99.1

For more information contact:

Jennifer Moreno Reddick

Executive Director, Investor Relations

312.573.5634

jennifer.morenoreddick@navigant.com

NAVIGANT REPORTS STRONG THIRD QUARTER RESULTS AND

RAISES FULL YEAR FINANCIAL OUTLOOK

•	Third quarter 2011 revenues before reimbursements (RBR) of $182 million, up 19% year over year and 5% sequentially.

•

GAAP EPS of $0.20 for third quarter 2011, up 11% from third quarter 2010 and down 5% from second quarter 2011. Adjusted EPS of $0.21 for third quarter 2011, up 31% from third quarter 2010 and flat compared to second quarter 2011.

•	Consultant utilization of 78% for third quarter 2011, compared to 73% in third quarter 2010 and 80% in second quarter 2011.

•	Strong cash flow results in reduction of debt, net of cash, of $33 million from June 30, 2011 to $172 million at September 30, 2011.

•	Board of Directors extends $100 million share repurchase authority.

•	Financial outlook increased for full year 2011.

CHICAGO, October 27, 2011 – Navigant (NYSE:NCI) today announced financial results for the third quarter ended September 30, 2011.

“Our third quarter results reflect the continued, successful execution of our long-term strategy,” stated William Goodyear, Chairman and Chief Executive Officer. “Our focus on the Energy, Healthcare, Disputes and Economics businesses remains sharp and we continue to benefit from strong ongoing demand in these key areas.”

Goodyear continued, “We are pleased with our solid and improving performance over the first nine months of the year, our strong cash flow, and our significantly reduced leverage. As a result of this positive outlook, we plan to begin buying back shares under renewed Board authority on an ongoing basis, reflecting our confidence in Navigant’s long-term strategy.”

Third Quarter 2011 Results

The Company’s third quarter 2011 results are summarized as follows:

Total Company Third Quarter 2011 Financial Results (1)
	Q3 2011	Q3 2010	Change	Q2 2011	Change
Revenues Before Reimbursements ($000)	$181,821	$153,222	18.7%	$173,293	4.9%
Total Revenues ($000)	$204,472	$174,847	16.9%	$194,408	5.2%
EBITDA ($000)	$25,749	$20,965	22.8%	$25,328	1.7%
Adjusted EBITDA ($000)	$26,346	$21,448	22.8%	$25,571	3.0%
Net Income ($000)	$10,536	$9,223	14.2%	$10,760	-2.1%
Earnings Per Share	$0.20	$0.18	11.1%	$0.21	-4.8%
Adjusted Earnings Per Share	$0.21	$0.16	31.3%	$0.21	0.0%
Average Billable Full Time Equivalents (FTEs)	1,838	1,655	11.1%	1,764	4.2%
End of Period Billable FTEs	1,854	1,652	12.2%	1,768	4.9%
Consultant Utilization (1,850 hour base) (2)	78%	73%	6.8%	80%	-2.5%
Average Bill Rate (excluding performance based fees)	$275	$267	3.0%	$277	-0.7%
Days Sales Outstanding (DSO)	81	86	-5.8%	82	-1.2%

1)	EBITDA, Adjusted EBITDA and Adjusted Earnings per Share are non GAAP financial measures. See the attached financial schedules for a reconciliation of EBITDA, Adjusted EBITDA and Adjusted Earnings per Share to the most directly comparable GAAP financial measures.
2)	Prior period utilization figures have been restated to reflect Consulting personnel only and do not include Technology personnel (those who provide client services but do not record time to specific client engagements).

Navigant reported third quarter 2011 RBR of $182 million, up 19% from third quarter 2010 and 5% from second quarter 2011. Third quarter top line results were driven by continued steady demand in the Company’s core areas of business. Consultant utilization averaged 78% in third quarter 2011, up from 73% in third quarter 2010 and down from 80% in second quarter 2011. Average billable full time equivalents (FTEs) were 1,838 in third quarter 2011, up 11% from third quarter 2010 and 4% from second quarter 2011. Average bill rate (excluding performance based fees) was $275 for the third quarter 2011 period, up from $267 in third quarter 2010 and down from $277 in second quarter 2011.

Both RBR and operating profit improved for every segment on a year over year basis, reflecting the impact of acquisitions and new hire investments made in 2010, as well as steadily improving market demand. Net cash flow provided by operating activities was a strong $40 million in third quarter 2011, up significantly from $6 million in third quarter 2010.

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Business Segment Highlights

Business Segment Third Quarter 2011 Financial Results (3)
	Q3 2011	Q3 2010	Change	Q2 2011	Change
Business Segment Revenues ($000)
Business Consulting Services	$92,619	$68,894	34.4%	$81,193	14.1%
Dispute and Investigative Services	73,318	71,279	2.9%	73,117	0.3%
Economic Consulting	18,630	18,231	2.2%	19,889	-6.3%
International Consulting	19,905	16,443	21.1%	20,209	-1.5%

Total Company	$204,472	$174,847	16.9%	$194,408	5.2%

Business Segment Revenues before Reimbursements ($000)
Business Consulting Services	$80,886	$58,406	38.5%	$71,710	12.8%
Dispute and Investigative Services	66,791	64,997	2.8%	66,789	0.0%
Economic Consulting	17,024	16,588	2.6%	18,475	-7.9%
International Consulting	17,120	13,231	29.4%	16,319	4.9%

Total Company	$181,821	$153,222	18.7%	$173,293	4.9%

Segment Operating Profit ($000)
Business Consulting Services	$25,869	$19,817	30.5%	$23,453	10.3%
Dispute and Investigative Services	27,727	26,738	3.7%	27,279	1.6%
Economic Consulting	5,700	5,585	2.1%	6,029	-5.5%
International Consulting	3,158	1,680	88.0%	3,549	-11.0%

Total Company	$62,454	$53,820	16.0%	$60,310	3.6%

(3)	A metrics summary including data by segment is available at www.navigant.com/investor_relations.

Navigant’s Business Consulting Services segment reported RBR of $81 million in third quarter 2011, up 39% from third quarter 2010 and 13% from second quarter 2011. The Healthcare and Energy practices continue to be core growth drivers; combined, their third quarter 2011 RBR was up nearly 30% from the year ago period. Segment results included performance based fees related to the successful closing of a number of healthcare transactions. Segment utilization was 82% in third quarter 2011, compared to 79% in third quarter 2010 and 83% in second quarter 2011. Average billable FTEs for the segment were 938 in third quarter 2011, up 33% from third quarter 2010 and 4% from second quarter 2011.

The Company’s Dispute and Investigative Services segment continued to operate at a consistently high level with RBR of $67 million in third quarter 2011, up modestly from both third quarter 2010 and second quarter 2011. Segment utilization was 75% in third quarter 2011, compared to 72% in third quarter 2010 and 81% in second quarter 2011. Average billable FTEs for the segment were 594 in third quarter 2011, down 5% from third quarter 2010 while up 6% from second quarter 2011. Average bill rate for the segment was $320 in third quarter 2011, up from $296 in third quarter 2010 and $314 in second quarter 2011. The primary sources of third quarter 2011 Dispute and Investigative Services engagement opportunities included the credit crisis arena, anti money laundering projects, healthcare compliance issues and international arbitration matters.

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The Company’s Economic Consulting segment reported RBR of $17 million, up 3% from third quarter 2010 and down 8% from second quarter 2011. Segment utilization was 82% in third quarter 2011, compared to 69% in third quarter 2010 and 88% in second quarter 2011. Average billable FTEs were 118 in third quarter 2011. Average bill rate was $377 in third quarter 2011, up slightly from $375 in third quarter 2010 and $376 in second quarter 2011. Both antitrust and merger and acquisition related matters continue to generate engagements within the segment.

Navigant’s International Consulting segment continued to achieve year over year improvements and generated RBR of $17 million, up 29% from third quarter 2010 and 5% from second quarter 2011. Segment utilization was 60% in third quarter 2011, compared to 54% in third quarter 2010 and 62% in second quarter 2011. Average billable FTEs were 188 in third quarter 2011, on par with that of third quarter 2010 and up 7% from second quarter 2011. Average bill rate was $313 in third quarter 2011, up from $280 in third quarter 2010 and $303 in second quarter 2011. Solid demand in the areas of financial services and construction disputes were the primary drivers for the segment’s third quarter 2011 results.

Board Extends Share Repurchase Authority

Navigant’s Board of Directors extended its authorization to repurchase up to $100 million of common stock in open market or private transactions. The Board’s original authority to repurchase up to $100 million of common stock was due to expire on December 31, 2011 and has been extended through December 31, 2014. The Company anticipates that it will begin to repurchase shares under its extended authority during fourth quarter 2011 subject to market conditions.

Updated 2011 Outlook

“Based upon the strength of Navigant’s year-to-date performance, we are raising and tightening our 2011 financial outlook,” commented Goodyear. Estimated full year 2011 RBR is now expected to range between $690 and $700 million (previously $650 and $690 million) while total 2011 revenues are estimated to be between $770 and $780 million (previously $715 and $760 million). The range for adjusted earnings per share has been increased to between $0.77 and $0.80 (previously $0.70 and $0.77) for full year 2011, while adjusted EBITDA is estimated to be between $95 and $100 million (previously $95 and $105 million).

Conference Call Details

Goodyear will host a conference call to discuss the Company’s third quarter 2011 financial results at 10:00 a.m. Eastern Time on Thursday, October 27, 2011. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.847.7597 (630.395.0268 for international callers) and referencing pass code “NCI.” A replay of the web cast will be available for approximately 90 days.

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About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success and timing of the Company’s implementation of its strategic business assessment; the success of the Company’s organizational changes and cost reduction actions; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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5

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Revenues:
Revenues before reimbursements	$181,821	$153,222	$524,718	$461,709
Reimbursements	22,651	21,625	62,961	59,011

Total revenues	204,472	174,847	587,679	520,720
Cost of Services:
Cost of services before reimbursable expenses	123,209	102,368	354,846	306,726
Reimbursable expenses	22,651	21,625	62,961	59,011

Total costs of services	145,860	123,993	417,807	365,737
General and administrative expenses	32,863	30,789	96,415	90,338
Depreciation expense	3,481	3,528	10,064	10,882
Amortization expense	2,234	3,168	6,698	8,926
Other operating benefit:
Office consolidation	—	(900)	—	(900)

Operating income	20,034	14,269	56,695	45,737
Interest expense	1,907	1,789	5,658	8,775
Interest income	(396)	(360)	(1,192)	(984)
Other (income) expense, net	(206)	(250)	(170)	(189)

Income before income tax expense	18,729	13,090	52,399	38,135
Income tax expense	8,193	3,867	22,325	14,637

Net income	$10,536	$9,223	$30,074	$23,498

Basic net income per share	$0.21	$0.19	$0.59	$0.48
Shares used in computing income per basic share	51,109	49,662	50,702	49,186

Diluted net income per share	$0.20	$0.18	$0.59	$0.47
Shares used in computing income per diluted share	51,487	50,518	51,263	50,292

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

(Unaudited)

	September 30,	September 30,	December 31,
	2011	2010	2010

ASSETS

Current assets:
Cash and cash equivalents	$1,424	$5,383	$1,981
Accounts receivable, net	198,809	178,881	179,058
Prepaid expenses and other current assets	22,159	19,210	19,697
Deferred income tax assets	15,205	15,753	18,749

Total current assets	237,597	219,227	219,485
Non-current assets:
Property and equipment, net	34,843	39,648	38,903
Intangible assets, net	18,576	27,357	23,194
Goodwill	568,829	525,755	561,002
Other assets	26,836	24,699	26,451

Total assets	$886,681	$836,686	$869,035

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$14,619	$10,555	$10,900
Accrued liabilities	8,586	8,087	7,936
Accrued compensation-related costs	76,726	59,238	72,639
Income tax payable	4,747	193	2,306
Term loan current	—	18,397	18,397
Other current liabilities	30,242	38,552	43,401

Total current liabilities	134,920	135,022	155,579
Non-current liabilities:
Deferred income tax liabilities	50,727	43,628	42,274
Other non-current liabilities	23,998	19,978	25,907
Bank debt non-current	173,622	25,515	33,695
Term loan non-current	—	155,458	150,859

Total non-current liabilities	248,347	244,579	252,735

Total liabilities	383,267	379,601	408,314

Stockholders’ equity:
Common stock	61	60	61
Additional paid-in capital	565,139	564,149	564,214
Treasury stock	(194,739)	(209,861)	(206,162)
Retained earnings	145,317	114,684	115,243
Accumulated other comprehensive loss	(12,364)	(11,947)	(12,635)

Total stockholders’ equity	503,414	457,085	460,721

Total liabilities and stockholders’ equity	$886,681	$836,686	$869,035

Selected Data

Days sales outstanding, net (DSO)	81	86	81

NAVIGANT CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except per share data)

(Unaudited)

	For the quarters ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$10,536	$9,223	$30,074	$23,498
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	3,481	3,528	10,064	10,882
Amortization expense	2,234	3,168	6,698	8,926
Share-based compensation expense	2,383	1,838	6,516	4,776
Accretion of interest expense	166	219	695	620
Deferred income taxes	(704)	(167)	10,609	7,647
Allowance for doubtful accounts receivable	2,248	3,167	5,276	7,105
Changes in assets and liabilities:
Accounts receivable	(9,839)	(19,009)	(23,801)	(22,550)
Prepaid expenses and other assets	4,698	(719)	(47)	(10,499)
Accounts payable	2,830	871	3,719	2,432
Accrued liabilities	849	(1,194)	632	9
Accrued compensation-related costs	15,712	8,662	3,961	(10,458)
Income tax payable	5,050	(520)	2,784	(2,302)
Other liabilities	674	(2,576)	(2,903)	(5,946)

Net cash provided by operating activities	40,318	6,491	54,277	14,140

Cash flows from investing activities:

Purchases of property and equipment	(2,071)	(2,636)	(5,472)	(8,115)
Acquisitions of businesses, net of cash acquired	(6,300)	—	(7,346)	(33,870)
Payments of acquisition liabilities	—	—	(10,217)	—
Other, net	—	—	(225)	—

Net cash used in investing activities	(8,371)	(2,636)	(23,260)	(41,985)

Cash flows from financing activities:
Issuances of common stock	333	1,480	1,383	3,013
Payment upon termination of credit agreement	—	—	(250,613)	—
Proceeds from new credit agreement	—	—	250,613	—
Net borrowings from (repayments to) banks	(31,147)	892	(24,715)	25,941
Payments of term loan	—	(4,600)	(4,599)	(45,520)
Payments of debt issuance costs	—	—	(2,814)	—
Other, net	133	683	(706)	564

Net cash used in financing activities	(30,681)	(1,545)	(31,451)	(16,002)

Effect of exchange rate changes on cash and cash equivalents	(226)	73	(123)	86

Net increase (decrease) in cash and cash equivalents	1,040	2,383	(557)	(43,761)
Cash and cash equivalents at beginning of the period	384	3,000	1,981	49,144

Cash and cash equivalents at end of the period	$1,424	$5,383	$1,424	$5,383

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in this press release. In recent years, the Company incurred significant severance expense directly related to its strategic realignment, as well as substantial staffing reductions made to meet weaker market demand primarily during the recessionary period which began at the end of 2008. During the quarter ended September 30, 2010, the Company reversed a portion of its reserve for future rent obligations for office consolidation as a result of re-occupying one floor in the New York area following the Daylight acquisition. Additionally, during the quarter ended September 30, 2010, the Company recorded a non recurring benefit from a tax election related to certain of its foreign entities. Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted operating income exclude the impact of other operating benefit and severance and adjusted earnings per share excludes the net income impact of other operating benefit, severance and the non recurring benefit from a tax election related to certain of its foreign entities in all periods presented. Severance and other operating benefit are not considered to be non recurring, infrequent or unusual to our business, however, management believes providing investors with this information enhances the comparability of the Company’s operating performance across periods. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s operations, this information should be considered as supplemental in nature and not as a substitute for or superior to, any measure prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted operating income

EBITDA is not a measure of financial performance under GAAP. The Company believes EBITDA provides useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. Adjusted EBITDA and adjusted operating income excludes the impact of other operating benefit and severance as discussed above. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
EBITDA reconciliation:
Operating income	$20,034	$14,269	$56,695	$45,737
Depreciation	3,481	3,528	10,064	10,882
Amortization	2,234	3,168	6,698	8,926

EBITDA	$25,749	$20,965	$73,457	$65,545

Adjusted EBITDA and operating income reconciliation to operating income:
Operating income	$20,034	$14,269	$56,695	$45,737
Other operating benefit - office consolidation	—	(900)	—	(900)
Severance expense	597	1,383	2,076	3,226

Adjusted operating income	$20,631	$14,752	$58,771	$48,063
Depreciation	3,481	3,528	10,064	10,882
Amortization	2,234	3,168	6,698	8,926

Adjusted EBITDA	$26,346	$21,448	$75,533	$67,871

Adjusted earnings per share

The Company discloses adjusted earnings per share to exclude the net income impact from other operating benefit, severance and non recurring foreign tax elections as discussed above. Management believes the adjusted earnings per share information provides additional insights into the Company’s ongoing operating performance. This measure should be considered as supplemental in nature and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	For the quarters ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Other operating benefit - office consolidation	$—	$(900)	$—	$(900)
Income tax (benefit) (1)	—	363	—	363

Net income impact of other operating benefit - office consolidation	$—	$(537)	$—	$(537)

Shares used in computing income per diluted share	51,487	50,518	51,263	50,292

Diluted income per share impact of other operating benefit - office consolidation	$—	$(0.01)	$—	$(0.01)

Severance expense	$597	$1,383	$2,076	$3,226
Income tax (benefit) (1)	(199)	(415)	(735)	(1,108)

Net income impact of severance expense	$398	$968	$1,341	$2,118

Shares used in computing income per diluted share	51,487	50,518	51,263	50,292
Diluted income per share impact of severance expense	$0.01	$0.02	$0.03	$0.04

Net income	$10,536	$9,223	$30,074	$23,498
Net income impact of other operating benefit - office consolidation	—	(537)	—	(537)
Net income impact of severance expense	398	968	1,341	2,118
Non recurring foreign tax elections		(1,751)	—	(1,751)

Adjusted net income	$10,934	$7,903	$31,415	$23,328

Shares used in computing income per diluted share	51,487	50,518	51,263	50,292
Adjusted earnings per share	$0.21	$0.16	$0.61	$0.46

(1)	Effective income tax (benefit) has been determined based on specific tax jurisdiction.